Exhibit 10.1

April 13, 2023

William Lis

Delivered via email: blis@Jaspertherapeutics.com

Re:	Service Agreement - Chairperson of the Board and Consulting Services

Dear Bill:

Reference is made to that certain Service Agreement, dated March 7, 2022 (the “Service Agreement”), by and between William Lis (“Lis”) and Jasper Therapeutics, Inc., a Delaware corporation (the “Company” and, together with Lis, the “Parties”). The Parties hereby agree, (a) pursuant to Section 1 of the Service Agreement, that the initial term of Lis’ service as Chairperson of the Company’s Board of Directors shall continue from March 15, 2023 until March 15, 2024, which initial term may be further extended upon mutual consent of the Parties, or until Lis’ earlier resignation or removal as provided in the Service Agreement, and (b) effective April 1, 2023, the reference to “$250,000” in Section 3(a) of the Service Agreement shall be amended and restated as “$125,000”. Except as set forth in this letter agreement, the Service Agreement shall remain unmodified and in full force and effect in accordance with its terms. This letter agreement will be governed by the laws of the State of California as applied to contracts made and performed entirely within California.

Sincerely,

JASPER THERAPEUTICS, INC.

Signed:	/s/ Ronald Martell
Name:	Ronald Martell
Title:	CEO and Director

ACCEPTED AND AGREED:

/s/ William Lis
William Lis

Date: April 13, 2023